AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 (this “Amendment”) to Agreement between El Capitan Precious Metals, Inc. (“ECPN”) and Clyde L. Smith, Ph.D., P. Eng. (“Smith” or “Consultant” dated August 22, 2005 (the “Original Agreement”) is entered into effective October 25, 2005, by and between ECPN and Smith. This Amendment and the Original Agreement are collectively referred to as the “Agreement.”

1. Scope of Work

The duties described in the Original Agreement are expanded as follows: Smith shall be available to act as representative of ECPN in dealing with the sale of the EL Capitan Project throughout the entirety of the sales process, and shall oversee the various stages with potential purchases. Smith expressly acknowledges that the sales process may involve multiple stages over an extended period of time. If ECPN retains an ownership or other interest in the El Capitan Project or any part thereof after the sale, whether on a join venture basis of otherwise, Smith shall assist in negotiating the terms of the relationship and shall oversee the ongoing relationship with the third party on behalf of ECPN. Smith further shall carry out other activities for ECPN as agreed and directed by ECPN. The activities required by the Original Agreement and this Amendment are referred to as the “Services.” Smith shall personally remain involved and available to the extent reasonably requested by ECPN from time to time throughout the term of this Agreement to perform the Services.

2. Term

The initial term set forth in the Original Agreement is extended to three years.

3. Payment for Services

a. In addition to the compensation set forth in the Original Agreement, ECPN agrees to issue to Smith options for the purchase of 150,000 shares of ECPN’s Common Stock according and subject to the terms and conditions set forth in the grant letter attached to this Amendment as Exhibit A.

b. Section 2.D is hereby deleted from the Original Agreement.

c. The term “closing” in the first sentence of Section 3.A of the Original Agreement is clarified as follows: If the closing of a sale transaction occurs in more than one stage, a portion of the success fee shall be paid following each closing until such time as the full sales price of $50,000,000 has been received by the Company, whichever comes first, in an amount proportionate to the percentage of $50,000,000 or the percentage of the sales transaction completed as each such closing stage, whichever is the greater payout. The maximum aggregate success fee shall be $250,000.

d. Smith shall be reimbursed for all reasonable out-of-pocket expenses (e.g. travel, reproduction, etc.) incurred in performance of the Services and approved in advance by ECPN. Smith shall invoice ECPN monthly or such out-of-pocket expenses incurred during the preceding monthly period and provide ECPN supporting documentation for such expenses.

4. Obligations of Smith

a. All Services shall be performed in a workmanlike and professional manner by Smith personally except to the extent otherwise permitted by ECPN.

b. Smith will ensure that Smith and his employees and agents will, whenever on ECPN’s premises, obey all reasonable instructions and directions issued by ECPN and comply with all applicable safety and security regulations.

c. Smith shall prepare and submit to ECPN periodic written reports setting forth the status of the Services at such times and in such format to be mutually agreed upon by Smith and ECPN.

5. Confidential Information

a. For the purposes of this Agreement, “Confidential Information” means any information (i) that is not general known in ECPN’s trade or industry, (ii) that ECPN treats, or is obligated to treat, as confidential, and (iii) that Smith may create or have access to as a result of or in connection with the performance of the Services and the physical embodiments of such information in any tangible form. Confidential Information does not include (i) information that becomes publicly known (other than through any unauthorized act) or (ii) general information, knowledge and skill that Smith learns through providing the Services or that Smith may have learned in the course of similar employment or work elsewhere in ECPN’s industry.

b. Smith acknowledges and agrees that during the course of providing the services, Smith will have access to and may create Confidential Information. During the term of this Agreement and thereafter, Smith agrees (i) not to disclose the Confidential Information to unauthorized persons, (ii) not to copy or use the Confidential Information for unauthorized purposes, and (iii) to comply with any procedures that ECPN may adopt to preserve the confidentiality of the Confidential information. At the request of ECPN at any time during the term of this Agreement and upon termination of this Agreement, Smith agrees to deliver to ECPN all copies of any data, records, documents and other materials, including files stored on electronic or other media, in Smith’s possession that contain any Confidential Information. Smith agrees, if requested by ECPN, to confirm in writing that Smith has complied with the foregoing.

6. Ownership of Work Product

Smith agrees that ECPN is the owner of all right, title and interest in all work product developed for ECPN in connection with the performance of the Services hereunder.

7. Warranties

Smith represents and warrants that the Services will not violate or in any way infringe upon the rights of third parties, including property, contractual, employment, trade secret, proprietary information and non-disclosure rights, or any trademark, copyright or patent rights.

8. Termination

ECPN may terminate this Agreement if Smith is in material default hereunder and such default is not remedied within sixty (60) days of Smith’s receipt of written notice thereof. Upon termination of this Agreement, Smith shall terminate all Services and deliver to ECPN all work in process as of the date of termination, and ECPN shall compensate Smith for Services performed and accepted prior to the date of such termination. Notwithstanding the foregoing, Smith shall remain entitled to receive the success payment if a sale of the El Capitan Project is concluded within two years following termination unless termination is based upon a material failure or inability to perform or fraudulent or illegal behavior.

9. Miscellaneous Provisions

a. In all matters relating to this Agreement, Smith shall be acting as an independent contractor. Personnel furnished to perform the Services hereunder other than Smith, if permitted in accordance with the terms of this Agreement, are and shall continue to be employees, contractors or agents of Smith and shall not for any purposes be considered to be ECPN’s employees, contractors or agents. Smith shall be responsible for all obligations it may have to such personnel for the payment of all compensation to which they may be entitled and for the withholding and payment of all payroll and other taxes as required by law. This Agreement does not create a joint venture or partnership, and neither party has the authority to bind the other to any third party.

d. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be deemed a waiver of any proceeding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

e. Smith shall not assign or subcontract the whole or any part of this Agreement without ECPN’s prior written consent, which may be withheld in its sole discretion.

f. This Agreement, including Exhibit A, constitutes the entire agreement between Smith and ECPN and supersedes all prior and written or oral communications or agreements with respect to the subject matter hereof.

g. No modification of this Agreement shall be effective unless in writing and signed by both parties.

h. If any provision of this Agreement is invalid or unenforceable under any statute or rule of law, the provision is to that extent to be deemed omitted, and the remaining provision shall not be affected in any way.

i. This Amendment shall prevail in the event of any inconsistency between this Amendment and the Original Agreement.

j. Smith acknowledges that Gold and Minerals Co., Inc. and ECPN are owners of a subsidiary entity that holds the El Capitan Project, and that the protective provisions of this Agreement are for the benefit of Gold and Minerals Co., Inc. and the subsidiary entity.

IN WITNESS WHEREOF, and in acknowledgment that the parties hereto have read and understood each and every provision hereof, the parties have executed this Amendment effective the date first set forth above.

ECPN:

By:  /s/ Charles C. Mottley
Charles C. Mottley, President and CEO

SMITH:

By:  /s/ Clyde L. Smith
Clyde L. Smith, Ph.D., P. Eng. (Sole Proprietor)